Exhibit 99.1

TransDigm Announces Regular Quarterly Conference Call

Richmond Heights, Ohio, May 11, 2004 – On Wednesday, May 5, 2004 TransDigm Inc. (“TransDigm”) filed Form 10-Q with the SEC for the second quarter ended March 27, 2004. TransDigm today announced that it will hold a conference call on Tuesday, May 18, 2004, at 11:30 AM Eastern Daylight Time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial 888-428-4471. A replay will be available beginning Tuesday, May 18, 2004 at 2:45 PM through Tuesday, May 25, 2004 until 11:59 PM Eastern Daylight Time. To access the replay dial 800-475-6701 the access code is 731541.

TransDigm is a leading supplier of proprietary, highly engineered power systems and airframe components servicing the aerospace industry. Major products include ignition systems and components, gear pumps, electromechanical controls and actuators, batteries and chargers, engineered connectors, power conditioning devices, water systems and components, latches and lavatory components.

Any questions please contact Eileen Fallon at TransDigm 216-289-4939.